Exhibit 31.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Rule 13a-14(a) or Rule 15d-14(a)
Under the Securities Exchange Act of 1934
I, Russell H. Plumb, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2006 of Inhibitex, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2007

/s/ Russell H. Plumb

President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer